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                                                                    EXHIBIT 23.2
                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 1998, accompanying the consolidated financial statements of Midcom Communications Inc. and Subsidiaries for the year ended December 31, 1997 included in Form 8-K, filed on March 12, 1998, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption 'Experts.'

GRANT THORNTON LLP


Detroit, Michigan
 June 12, 1998